UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 5, 2010

AMAZON BIOTECH, INC.
(Exact name of registrant as specified in charter)

Utah	000-26753	87-0416131
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800
West Palm Beach, Florida 33401
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-212-444-1019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Confirmation of designation of Registered agent Address and Management Update.

Reference Amazon Biotech Inc AMZO.OTCBB; B2DA.F.

The company management have designated the registered agent as:

V Corp Services Llc
1760 South 110 East
Suite 1
Salk Lake City Utah 84105
1-888-528-2677

The office USA address is:

777 South Flagler drive
suite 800
West Palm Beach, Florida 33401

The sole director is Chaim. J .Lieberman. Tel 1-212-444-1019.

Email cj@amazonbiotech.com

Please make sure any business including state, transfer agent, accounting, patents, etc have the approval of  Chaim. J. Lieberman.

It is important to note. The founder of Amazon Biotech, Inc in 2003 and its legal counsel Spectrum law group and all the state and SEC filings were based on directors being appointed, removed and replaced with majority shareholder vote not with a formal full shareholder meeting. It was based on this precedent that M. Kanovsky was appointed and removed. If Micheal Kanovsky feels that a full formal shareholder meeting was needed then the he never was a director to begin with.

It is further noted that management has a verified signed and witnessed by two witnesses resignation letter from M. Kanovsky.

The company has been unable to move forward due to refusal by M Kanovsky to recognize this. If you are interested to participate in a shareholder meeting to clarify the matter please contact cj@amazonbiotech.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON BIOTECH, INC.

Date: April 5, 2010	By:	/s/ Chaim. J .Lieberman
Name: Chaim. J. Lieberman